                                                                         EX 10.6

                           SIXTH AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                                   Dated as of

                                February 23, 2004

                                      among

              SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

                                       and

              The Shareholders listed on the signature pages hereof

                                TABLE OF CONTENTS

                                                                            PAGE
                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01 Definitions ..................................................   3

                                   ARTICLE II
              RESTRICTIONS ON TRANSFERS OF REGISTRABLE SECURITIES

SECTION 2.01 General Restrictions on Transfer .............................   8
SECTION 2.02 Additional Restrictions on Transfer ..........................   9
SECTION 2.03 Form; Legend .................................................  10
SECTION 2.04 Certain Persons to Execute Agreement .........................  11
SECTION 2.05 Improper Transfer ............................................  11
SECTION 2.06 Notice of Certain Developments ...............................  11

                                  ARTICLE III
                                   OFFERINGS

SECTION 3.01 Annual Offerings .............................................  12
SECTION 3.02 Demand Offerings .............................................  12
SECTION 3.03 Incidental Offerings .........................................  14
SECTION 3.04 Terms Applicable to All Offerings. ...........................  14
SECTION 3.05 Offering Procedures ..........................................  18

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

SECTION 4.01 Indemnification by the Company ...............................  23
SECTION 4.02 Indemnification by the Selling Holders and any Agents and
              Underwriters ................................................  24
SECTION 4.03 Notices of Claims, etc. ......................................  24
SECTION 4.04 Contribution .................................................  25
SECTION 4.05 Limitations ..................................................  26
SECTION 4.06 Obligations and Remedies Not Exclusive. ......................  26

                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.01 Effectiveness of Agreement ...................................  26
SECTION 5.02 Termination ..................................................  26
SECTION 5.03 Amendments and Waivers .......................................  26
SECTION 5.04 Information ..................................................  27
SECTION 5.05 Notices ......................................................  27

SECTION 5.06 Benefit; Successors and Assigns. .............................  27
SECTION 5.07 Representations. .............................................  28
SECTION 5.08 Certain Remedies. ............................................  28
SECTION 5.09 Counterparts. ................................................  28
SECTION 5.10 Headings. ....................................................  28
SECTION 5.11 Governing Law. ...............................................  28
SECTION 5.12 Submission to Jurisdiction; Agent for Service of Process. ....  28
SECTION 5.13 Severability. ................................................  29
SECTION 5.14 Entire Agreement. ............................................  29
SECTION 5.15 Survival. ....................................................  29
SECTION 5.16 Language. ....................................................  29
SECTION 5.17 Aggregation of Shares. .......................................  29

            SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of February 23, 2004 by and between Semiconductor Manufacturing International Corporation, a Cayman Islands company (the "Company"), and the persons listed on Exhibits A, B, and C hereto (individually a "Shareholder" and collectively the "Shareholders").

                                    RECITALS

            WHEREAS, in connection with previous financings of the Company, the Company and the Shareholders listed on Exhibit A hereto (the "Original Shareholders") have previously entered into a Fifth Amended and Restated Registration Rights Agreement, effective as of December 5, 2003 (the "Prior Agreement");

            WHEREAS, in connection with the Company's initial public offering (the "IPO"), the Company and certain of the Original Shareholders, who are listed on the signature pages hereto and who hold in the aggregate a sufficient number of shares of the Company to amend the Prior Agreement in accordance with
Section 5(e) thereof (the "Signing Original Shareholders"), desire by this Agreement to amend and restate the Prior Agreement in its entirety to provide a mechanism for the orderly sales of Registrable Securities (as hereinafter defined) following the IPO, which sales are consistent with the Company's expected and desired need to raise capital from time to time following the IPO;

            WHEREAS, the Signing Original Shareholders desire that certain of the Original Shareholders listed on Exhibit B hereto (the "Large Original Shareholders") be subject to all the provisions set forth in this Agreement and that all other Original Shareholders listed on Exhibit C hereto (the "Small Original Shareholders") be subject to all the provisions set forth in this Agreement other than Sections 2.03, 2.04(b), 2.09, 3.01, 3.02 and 4.01; and

            WHEREAS, the Company and the Signing Original Shareholders desire to extend the Prior Agreement to Richard R. Chang and that, upon execution hereof, Richard R. Chang shall become a party to this Agreement and obtain the rights and become subject to the obligations of a Large Original Shareholder hereunder;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto that are also parties to the Prior Agreement hereby agree that the Prior Agreement shall be amended and restated in its entirety as set forth herein, and the parties hereto further agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions. As used in this Agreement, the following defined terms shall have the following meanings:

            "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" has the meaning set forth in the preamble to this Agreement.

            "American Depositary Shares" or "ADSs" means American Depositary Shares issued by a depositary each representing the right to receive fifty of the Company's Ordinary Shares.

            "Authorized Agent" has the meaning set forth in Section 6.12 hereof.

            "Board" means the board of directors of the Company.

            "Commission" means the United States Securities and Exchange Commission.

            "Company" has the meaning set forth in the preamble to this Agreement.

            "Demand Offering" has the meaning set forth in Section 3.02(a) hereof.

            "Disadvantageous Condition" has the meaning set forth in Section 3.04(f) hereof.

            "EDGAR" means Electronic Data Gathering, Analysis and Retrieval, which is the system utilized by the Commission for receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

            "Effective Time" means, with respect to any Registration Statement, the date on which the Commission declares such Registration Statement effective or on which such Registration Statement otherwise becomes effective.

            "Encumbrance" means any lien; security interest; pledge; mortgage; claim; right of first refusal; marital right; or other restriction or encumbrance with respect to any Share.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

            "Fully Diluted Shares" means the aggregate of: (i) the number of Ordinary Shares issued and outstanding (other than Ordinary Shares held by the Company or held by any Subsidiary) and (ii) the number of Ordinary Shares issuable upon (x) the exercise of any then exercisable outstanding options, warrants or similar instruments (other than such instruments held by the Company or any Subsidiary) and (y) the exercise of any then exercisable conversion or exchange rights, with respect to any outstanding securities or instruments (other than such securities or instruments held by the Company or any Subsidiary).

            "Holder" means any Person owning of record Registrable Securities who is or becomes a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 2.07 or otherwise, so long as such Person shall beneficially own any Registrable Securities.

            "Hong Kong Filing" has the meaning set forth in Section 3.04(d) hereof.

            "Hong Kong Offering" has the meaning set forth in Section 3.04(d) hereof.

            "Hong Kong Regulations" has the meaning set forth in Section 3.04(d) hereof.

            "Hong Kong Relevant Documents" has the meaning set forth in Section 3.04(f) hereof.

            "Immediate Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, or sister-in-law living under the same household.

            "Incidental Offering" has the meaning set forth in Section 3.03(a) hereof.

            "Indemnified Person" has the meaning set forth in Section 5.01 hereof.

            "Indication Deadline" has the meaning set forth in Section 3.02(b) hereof.

            "IPO" has the meaning set forth in the recitals to this Agreement.

            "IPO Lock-Up Period" has the meaning set forth in Section 2.02(a) hereof.

            "Large Original Shareholders" has the meaning set forth in the recitals to this Agreement.

            "Managing Underwriters" means the investment banker or investment bankers and manager or managers, to be selected in all cases by the Company, to administer an Offering conducted pursuant to Article III hereof.

            "New York Court" has the meaning set forth in Section 6.12 hereof.

            "NYSE" means the New York Stock Exchange, Inc.

            "Offering" has the meaning set forth in Section 3.03(a) hereof.

            "Ordinary Shares" means the Company's ordinary shares, par value $0.0004 per share.

            "Original Shareholders" has the meaning set forth in the recitals to this Agreement.

            "Outstanding" means, as of any date of determination, all Shares that have been issued on or prior to such date, other than Shares repurchased or otherwise reacquired by the Company or any controlled Affiliate thereof on or prior to such date.

            "Permitted Sale/Transfer" has the meaning set forth in Section 4.01 hereof.

            "Permitted Transferee" means any transferee permitted by the prior written consent of the Company and: (i) in the case of any Holder that is a partnership or limited liability company, any partner or member of such Holder, any estate of any such partners or members, or any Person who receives Shares from any such partner or member by gift, will or intestate succession; (ii) in the case of any Holder that is a trust, any beneficiary of such Holder or the estate of any such beneficiary or any successor trust or trustee of such Holder;
(iii) in the case of any Holder that is a corporation, any majority-owned subsidiary of such Holder, any holder of securities possessing at least 50% of such Holder's outstanding voting power, or any entity under common control with such Holder; and (iv) in the case of any Holder that is an individual, any Immediate Family Member of such Holder, any Person who receives Shares from such Holder by gift, will or intestate succession, and any trust for the direct or indirect benefit of such Holder.

            "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, a government or agency or political subdivision thereof, or other legal entity.

            "Preference Shares" means the Company's preference shares, par value $0.0004 per share, to be converted into Ordinary Shares upon the completion of the IPO and immediately prior to the effectiveness of this Agreement.

            "Proposed Offer" has the meaning set forth in Section 2.09 hereof.

            "Prospectus" means, with respect to any Registration Statement, the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in such Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

            "publicly disclosed" means the later of (i) dissemination of information by press release or otherwise that results in such information being reported by an internationally recognized news reporting agency including, if any such dissemination is required to be made in Hong Kong, the dissemination of information in a newspaper with general circulation in Hong Kong, or (ii) the filing of such information with the Commission.

            "Public Offering" means a public offering of Shares, whether in the United States, Hong Kong, both, or otherwise.

            "Registrable Securities" means: (i) all Shares that may be owned by any holder of the Company's securities or its Affiliates or Immediate Family Members immediately prior to the completion of the IPO, including any Shares issuable to such holder or its Affiliates upon conversion of Preference Shares upon the completion of the IPO; (ii) any Shares issuable to any holder of the Company's securities or its Affiliates or Immediate Family Members upon exercise or conversion of warrants, options or convertible securities of the Company that are outstanding immediately prior to the completion of the IPO and that do not terminate as a result of the IPO; (iii) with respect to UAIG investors only, any Shares that may be transferred to such UAIG investor from UAIG subsequent to the date of this Agreement pursuant to Section 6.18; and (iv) any Shares in clauses
(i), (ii) or (iii) above that may be transferred in accordance with Section 2.07 to any Permitted Transferee from time to time during the term of this Agreement. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities upon the earliest of such point in time when: (a) such securities have been disposed of pursuant to an Offering in accordance with Article III of this Agreement; (b) this Agreement has terminated in accordance with its terms; or (c) such securities have ceased to be Outstanding.

            "Registration Expenses" means all fees and expenses incurred in connection with an Offering, including, without limitation, (i) all registration and filing fees, (ii) printing expenses, (iii) fees and disbursements of counsel for the Company, (iv) blue sky fees and expenses, (v) registrars' and transfer agents' fees, (vi) fees and disbursements of the depositary, the custodian and their respective counsels, (vii) listing fees (or analogous fees of the NYSE, the SEHK or other securities markets), (viii) fees and disbursements of independent accountants for the Company, including the expenses of any special audits and/or comfort letters incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), (ix) the expenses of underwriters (including any qualified independent underwriter required in connection with such underwritten offering) customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, excluding any such fees based on the proceeds of sales of Registrable Securities by selling Holders, and (x) reasonable fees and disbursements of a single counsel for all of the Holders who shall be nominated by the Company, provided that such counsel has appropriate experience relevant to such registration.

            "Registration Statement" means any Registration Statement filed under the Securities Act for the purpose of effecting a Public Offering.

            "Representatives" means Credit Suisse First Boston LLC, Deutsche Bank Securities Inc, Credit Suisse First Boston (Hong Kong) Limited and Deutsche Bank AG, Hong Kong Branch as the representatives of the several underwriters in connection with the IPO.

            "Request Notice" has the meaning set forth in Section 3.02(a) hereof.

            "Request Threshold" has the meaning set forth in Section 3.02(a) hereof.

            "Secondary Public Offering" means a Public Offering under which Registrable Securities owned by any Holder are offered and sold.

            "Securities Act" means the United States Securities Act of 1933, as amended.

            "SEHK" means The Stock Exchange of Hong Kong Limited.

            "Selling Holder" has the meaning set forth in Section 3.04(a) hereof.

            "Selling Package" has the meaning set forth in Section 3.01(b) hereof.

            "Shareholder" has the meaning set forth in the preamble to this Agreement.

            "Shares" means Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for or that represent the right to receive any ADSs or Ordinary Shares.

            "Signing Original Shareholders" has the meaning set forth in the recitals to this Agreement.

            "Small Original Shareholders" has the meaning set forth in the recitals to this Agreement.

            "Subsidiary" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

            "Third Party" means, with respect to any Holder, any other Person other than (i) the Company and its Subsidiaries and (ii) any Permitted Transferee of such Holder.

            "Transfer" has the meaning set forth in Section 2.02(a) hereof.

            "Triggering Request Notice" has the meaning set forth in Section 3.02(a) hereof.

            "UAIG" has the meaning set forth in Section 6.18(a) hereof.

            "UAIG Dissolution" has the meaning set forth in Section 6.18(c) hereof.

                                   ARTICLE II

               RESTRICTIONS ON TRANSFERS OF REGISTRABLE SECURITIES

            SECTION 2.01 General Restrictions on Transfer.

            (a) No Holder shall, directly or indirectly, make or solicit any Transfer (as defined in Section 2.02(a)) of any Share in violation of any applicable provision of this Agreement or any applicable securities laws.

            (b) The Company agrees that, to the extent permitted by law, it shall not permit the Transfer of any Shares held by any Holder to be registered on its books unless the Company has reasonable grounds to believe and does believe that such Transfer is not in violation of this Agreement or any applicable securities laws. The Company shall approve all proposed Transfers effected in accordance with the terms of this Agreement and applicable securities laws.

            SECTION 2.02 Post-IPO Lock-Up.

            (a) For a period of 180 days after the date of the final U.S. prospectus for the IPO (the "IPO Lock-Up Period"), each Holder agrees that it shall not, without the prior written consent of the Representatives, offer, sell, contract to sell, voluntarily create, incur, solicit or assume any Encumbrance on, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, any Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, or file with the Commission a registration statement under the Securities Act relating to any Shares, or publicly disclose that he, she or it will or may enter into any transaction described above, whether any transaction described above is to be settled by delivery of Shares or other securities, in cash or otherwise, other than (i) any Transfer pursuant to the IPO; or (ii) any Transfer to a Permitted Transferee made in compliance with the provisions of Section 2.07. Each of the transactions set forth in this Section 2.02(a) is referred to hereinafter as a "Transfer". Each Holder agrees that the Representatives may release Shares subject to the lock-ups at any time without public announcement.

            (b) Each Representative shall be a third-party beneficiary of this Agreement solely for purposes of this Section 2.02.

            SECTION 2.03 Additional Restrictions on Transfer.

            THIS SECTION 2.03 SHALL NOT APPLY TO SMALL ORIGINAL SHAREHOLDERS OR THEIR PERMITTED TRANSFEREES. During the period commencing upon expiration of the IPO Lock-Up Period until the termination of this Agreement, each Holder agrees that it shall not, without the prior written consent of the Company, Transfer any Registrable Securities held by such Holder or its Affiliates, other than (i) any Transfer to a Permitted Transferee made in compliance with the provisions of
Section 2.07; (ii) any Transfer pursuant to an Offering made pursuant to the provisions of Article III hereof; or (iii) any Transfer pursuant to a Permitted Sale/Transfer pursuant to the provisions of Article IV hereof.

            SECTION 2.04 Restrictions on Transfer During and Post-Offering.

            (a) Each Holder agrees that during any of: (a) the period commencing on the date when such Holder receives notice from the Company of its intention to effect an Offering from time to time pursuant to Article III and ending on the earlier of: (i) two days after the date when the Company completes such Offering; or (ii) two days after the date when the Company's intention to effect or withdraw such Offering has been publicly disclosed by the Company; or (b) the period commencing on the date when such Holder receives any certificate relating to a Disadvantageous Condition pursuant to Section 3.04(f) and ending two days after the date when such Holder receives notice from the Company that such Disadvantageous Condition no longer exists; such Holder shall not, without the prior written consent of the Company, Transfer (whether by Permitted Sale/Transfer or otherwise) any Shares held by such Holder, including any Shares that are not Registrable Securities that may be acquired by such Holder after the date of this Agreement, other than (x) any Transfer to a Permitted Transferee made in compliance with the provisions of Section 2.07, or (y) any Transfer pursuant to an Offering made pursuant to the provisions of Article III hereof.

            (b) THIS SECTION 2.04(b) SHALL NOT APPLY TO SMALL ORIGINAL SHAREHOLDERS OR THEIR PERMITTED TRANSFEREES. Each Holder that is not a Small Original Shareholder agrees that, upon written notice from the Company, it shall not, without the prior written consent of the Company, Transfer (whether by Permitted Sale/Transfer or otherwise) any Registrable Securities held by such Holder during such period following completion of any Offering as may be determined in good faith negotiations by the Company, such Holder and the Managing Underwriters, other than to a Permitted Transferee made in compliance with the provisions of Section 2.07.

            SECTION 2.05 Compliance with Insider Trading Policy.

            Each Holder agrees that, to the extent such Holder is subject to the Company's insider trading policy by virtue of such Holder's access to material non-public information about the Company, such Holder shall comply at all times with any restrictions in such insider trading policy and shall not, without the prior written consent of the Company, Transfer any Shares held by such Holder, including any Shares that are not Registrable Securities that may be acquired by such Holder after the date of this Agreement whether pursuant to open-market transactions or otherwise, other than in compliance with the terms of such insider trading policy.

            SECTION 2.06 Form; Legend.

            (a) All Registrable Securities issued by the Company shall initially be issued in physical form. The Company shall affix to each certificate evidencing Registrable Securities that is issued to any Holder a legend in substantially the following form, provided, however, that any certificate issued after the IPO Lock-Up Period to a Holder that is a Small Original Shareholder shall only have the first paragraph of the following wording:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. TO THE EXTENT PERMITTED BY LAW, NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, AS DETERMINED IN ITS SOLE DISCRETION BY THE ISSUER.

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. TO THE EXTENT

            PERMITTED BY LAW, NO REGISTRATION OF TRANSFER OF SUCH
            SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH.

            (b) In the event that any Registrable Securities shall cease to be subject to the restrictions on Transfer set forth in this Agreement (whether as a result of a Transfer in accordance with Article III or Article IV of this Agreement, the expiration of this Agreement, or otherwise), the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Registrable Securities without the second paragraph of the wording required by Section 2.06(a). In addition, to the extent any Transfer of Registrable Securities permitted pursuant to this Agreement results in such Registrable Securities no longer being deemed "restricted securities" within the meaning of the Securities Act, in each case as determined by counsel for the Company, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Registrable Securities without the first paragraph of the wording required by Section 2.06(a).

            SECTION 2.07 Permitted Transferees.

            (a) Each Holder agrees that it shall not, directly or indirectly, make any Transfer to a Permitted Transferee unless, prior to the consummation of any such Transfer, the proposed Permitted Transferee executes and delivers to the Company an agreement whereby such Permitted Transferee confirms and agrees that, with respect to the Shares that are the subject of such Transfer, it shall be deemed to be a "Holder" for the purposes of this Agreement and agrees to be bound by all the terms of this Agreement, provided, however, that in each case such Permitted Transferee shall not be entitled to the benefits of this Agreement until such time as the Transfer of such Shares to such Permitted Transferee has been completed.

            (b) Notwithstanding anything in this Article II, the provisions of this Section 2.07 shall not be applicable to any Transfer of Shares pursuant to the IPO, an Offering made pursuant to Article III hereof, or a Permitted Sale/Transfer made pursuant to Article IV hereof.

            SECTION 2.08 Improper Transfer.

            Any Transfer of Shares by a Holder not in compliance with this Agreement shall, to the extent permitted by law, be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records or register of members to such Transfer.

            SECTION 2.09 Notice of Certain Developments.

            THIS SECTION 2.09 SHALL NOT APPLY TO SMALL ORIGINAL SHAREHOLDERS OR THEIR PERMITTED TRANSFEREES. In the event that any Holder or any of its Affiliates, who individually or in the aggregate own more than 5% of the Company's Shares then Outstanding, shall receive from a Third Party or Parties a firm offer, proposal or other indication of interest (a) to purchase greater than or equal to 5% of the Company's Shares then Outstanding, (b) to enter into any merger, consolidation or other business combination with the Company, (c) to enter into a transaction or series of transactions to purchase, lease or otherwise acquire a substantial portion of the assets of the Company, or (d) to enter into any other extraordinary business transaction involving or otherwise relating to the Company (for the purposes of this Section 2.09, a "Proposed Offer"), such Holder shall promptly notify the Board of its receipt of such Proposed Offer and provide to the Board such details with respect to such Proposed Offer as the Board shall reasonably request, including, without limitation, (i) the identity of the Third Party or Parties making the Proposed Offer, and (ii) a description of the material terms of the Proposed Offer.

                                   ARTICLE III

                                    OFFERINGS

            SECTION 3.01 Annual Offerings.

            THIS SECTION 3.01 SHALL NOT APPLY TO SMALL ORIGINAL SHAREHOLDERS OR THEIR PERMITTED TRANSFEREES.

            (a) The Company shall use its reasonable commercial efforts to effect a Public Offering once every calendar year throughout the term of this Agreement, each of which Public Offering shall, subject to the provisions of
Section 3.04, include a Secondary Public Offering component (each an "Annual Offering").

            (b) Prior to any date the Company intends to effect an Annual Offering, the Company shall deliver to each holder of Registrable Securities written notice of its intention to effect such Annual Offering, which notice shall: (i) specify the proposed timing of the Annual Offering and the maximum number of aggregate Registrable Securities the Company proposes to include in the Secondary Public Offering component of the Annual Offering; and (ii) include a selling securityholder package to be completed by each Holder wishing to sell Registrable Securities in the Annual Offering (a "Selling Package"), which Selling Package shall include: (A) a statement of election and questionnaire;
(B) an irrevocable power of attorney that, among other things, appoints one or more attorneys-in-fact for such Holder with respect to such Public Offering; and
(C) such other documentation, opinions or certificates as may reasonably be requested by the Company and the Managing Underwriter(s), if any, to be completed by or on behalf of such Holder. Any Holder wishing to include some or all of its Registrable Securities in the Annual Offering must then return a completed Selling Package to the Company within a time period specified in the notice. The Company shall then use its reasonable commercial efforts to effect such Annual Offering as promptly as practicable, including permitting the sale of any Registrable Securities requested to be sold by any Holder, subject to the provisions of Section 3.04.

            (c) To the extent the Company completes an Annual Offering, such Annual Offering shall count as one Annual Offering for the purposes of Section 3.01(a), notwithstanding that a portion of a Holder's Registrable Securities may have been excluded from such Annual Offering pursuant to the provisions of
Section 3.04(e).

            SECTION 3.02 Demand Offerings.

            THIS SECTION 3.02 SHALL NOT APPLY TO SMALL ORIGINAL SHAREHOLDERS OR THEIR PERMITTED TRANSFEREES.

            (a) If, during the term of this Agreement, the Company shall receive one or more written notices (each a "Request Notice") from one or more Holders, which Request Notices collectively request the Company to facilitate sales pursuant to a Public Offering of Registrable Securities having an aggregate value greater than US$400 million (the "Request Threshold"), based on the average closing price of the ADSs on the NYSE (as converted into Ordinary Shares) for the five NYSE trading days prior to the date of receipt of the last Request Notice which, together with all prior Request Notices, causes the Request Threshold to be crossed (the "Triggering Request Notice"), then the Company shall, as promptly as practicable, use its reasonable commercial efforts to effect a Public Offering, which shall, subject to the provisions of Section 3.04, include a Secondary Public Offering component (each a "Demand Offering").

            (b) Within twenty (20) days following receipt of a Triggering Request Notice, the Company shall deliver to each Holder written notice of its intention to effect such Demand Offering, which notice shall: (i) specify the proposed timing of the Demand Offering and the maximum number of Registrable Securities the Company proposes to include in the Secondary Public Offering component of the Demand Offering; and (ii) include a Selling Package to be completed by Holders wishing to sell Registrable Securities in the Demand Offering. Any Holder wishing to include some or all of its Registrable Securities in the Demand Offering must then return a completed Selling Package to the Company within a time period specified in the notice (the "Indication Deadline"). The Company shall then use its reasonable commercial efforts to effect such Demand Offering as promptly as practicable, including permitting the sale of any Registrable Securities requested to be sold by any Holder, subject to the provisions of Section 3.04.

            (c) With respect to any Demand Offering, any Request Notices received by the Company after the receipt by the Company of the Triggering Request Notice but prior to the Indication Deadline applicable to such Demand Offering shall count towards the Request Threshold for such Demand Offering and any Request Notices received by the Company after such Indication Deadline shall be counted towards meeting the Request Threshold for any subsequent Demand Offering.

            (d) The Company shall not be required to effect more than one Demand Offering pursuant to this Section 3.02 during any twelve (12)-month period nor more than three (3) Demand Offerings in the aggregate. In addition, the Company shall not be required to effect any Demand Offering within ninety (90) days of the completion date of a prior Offering.

            (e) To the extent the Company completes an Offering that was initiated as a Demand Offering, such Demand Offering shall not count as a Demand Offering for the purposes of Section 3.02(d) if greater than 50% of the Registrable Securities originally requested to be included in such Demand Offering are ultimately excluded from such Demand Offering pursuant to the provisions of Section 3.04(e). No Offering shall count as both an Annual Offering and a Demand Offering.

            SECTION 3.03 Incidental Offerings.

            (a) If, during the term of this Agreement, the Company at any time proposes to sell any of its securities pursuant to a Public Offering (other than pursuant to Sections 3.01 or 3.02 above), whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, or if any of the Company's securities are to be offered for sale to the public in Hong Kong by the Company or any of its securityholders, then the Company shall, as promptly as practicable, use its reasonable commercial efforts to effect a Public Offering, which shall, subject to the provisions of Section 3.04, include a Secondary Public Offering component (each an "Incidental Offering" and, together with an Annual Offering and a Demand Offering, an "Offering").

            (b) Prior to any date the Company intends to effect an Incidental Offering, the Company shall deliver to each holder of Registrable Securities written notice of its intention to effect such Incidental Offering, which notice shall: (i) specify the proposed timing of the Incidental Offering and the maximum number of Registrable Securities the Company proposes to include in the Secondary Public Offering component of the Incidental Offering; and (ii) include a Selling Package to be completed by Holders wishing to sell Registrable Securities in the Incidental Offering. Within twenty (20) days of receipt of a Selling Package from the Company, any Holder wishing to include some or all of its Registrable Securities in the Incidental Offering must return a completed Selling Package to the Company. The Company shall then use its reasonable commercial efforts to effect such Incidental Offering as promptly as practicable, including permitting the sale of any Registrable Securities requested to be sold by any Holder, subject to the provisions of Section 3.04.

            (c) If, at any time after giving such written notice of its intention to effect any Incidental Offering and prior to the completion date of such Incidental Offering, the Company shall determine for any reason not to proceed with such Incidental Offering, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who completed a Selling Package as provided in Section 3.03(b) above and thereupon the Company shall be relieved of its obligation to permit Holders to sell any Registrable Securities pursuant to such Incidental Offering (without prejudice, however, to the rights, if any, of any one or more Holders to request that such registration be effected as a Demand Offering under Section 3.02 above or to participate in an Annual Offering under Section 3.01 above).

            (d) The Company shall not be obligated to effect any Incidental Offering under this Section 3.03 incidental to the registration or offering of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, retirement plans or stock option or other employee benefit plans.

            SECTION 3.04 Terms Applicable to All Offerings.

            (a) Timing, Size and Manner of Offering. In connection with any Registrable Securities to be included in any Offering, the Company shall have sole discretion, upon the advice of the Managing Underwriter(s) and based on then prevailing market conditions and the proposed timing and size of such Offering, to determine whether any such Offering be registered with the Commission and/or effected by means of an offer for sale, subscription or otherwise over the SEHK, be underwritten or not, be effected on a fully-marketed basis, by a block trade, bought deal or otherwise, and to determine the number of Registrable Securities to be included in such Offering, provided, however, that in each case the Company shall not effect any Offering that is not registered or not underwritten unless any sales of Securities in such Offering other than for the account of Holders requesting the sale of their Registrable Securities pursuant to such Offering ("Selling Holders") are sold in the same manner as any sales of Registrable Securities.

            (b) Registered Offering. To the extent the Company elects to effect an Offering by means of a registration under the Securities Act, the Company shall as promptly as practicable prepare, file and use its reasonable commercial efforts to cause to become effective a Registration Statement under the Securities Act relating to any Shares, including any Registrable Securities, contemplated to be issued or sold pursuant to such Offering. In addition, the Company shall use its reasonable commercial efforts to keep such registration statement effective for such time as the Company may deem necessary for the purpose of issuing or selling such Shares, including any Registrable Securities.

            (c) Underwriting. To the extent the Company elects to effect an Offering by means of an underwriting, the right of any Selling Holder to include its Registrable Securities in such underwriting shall be conditioned upon such Selling Holder's participation in such underwriting and the inclusion of such Selling Holder's Registrable Securities in the underwriting to the extent provided herein. All Selling Holders proposing to distribute their securities through such underwriting shall, through their duly appointed attorneys-in-fact, enter into an underwriting agreement in customary form with the Managing Underwriter(s) selected for such underwriting by the Company; provided that any such underwriting agreement shall not impair the indemnification rights of the Selling Holders granted under Section 5.01; and provided, further, that the representations and warranties given by, and the other agreements on the part of, the Company and the Selling Holders to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Selling Holders and the Company, as the case may be.

            (d) Hong Kong Offering. To the extent the Company elects to effect an Offering by means of an offer for sale, subscription or otherwise over the SEHK, the Company shall take such actions and provide such assistance and information as may reasonably be required to comply with the applicable laws of Hong Kong and the rules and regulations of the SEHK (as such laws, rules and regulations shall be in force at the relevant time, collectively the "Hong Kong Regulations") to facilitate and permit the offering and sale (by public or private offering, placement or sale) of Registrable Securities in Hong Kong in accordance with applicable law (each a "Hong Kong Offering"), including preparation, printing and circulation of offering documents setting forth required information regarding the Company for distribution in Hong Kong and making an appropriate application to the SEHK in accordance with the Hong Kong Regulations (and, for the purpose of such application, filing with the SEHK such documents (including disclosure documents) required by and acceptable to the SEHK which comply with the Hong Kong Regulations) (each a "Hong Kong Filing"), in each case to the extent required by applicable law. All sales of Registrable Securities made pursuant to a Hong Kong Offering shall be made through an intermediary or intermediaries which shall in each case be nationally or internationally recognized investment bank(s) chosen by the Company.

            (e) Right to Exclude Registrable Securities. Notwithstanding any other provision of this Article III, in connection with any Offering, the Company shall have the right to first include in such Offering its own securities for primary issuance. In addition, if the Managing Underwriter(s) advise(s) the Company in writing that marketing or other factors require a limitation of the number of securities to be sold in such Offering, then the Company shall so advise all Selling Holders, and the number of securities that may be included in such Offering shall be reduced as required by the Managing Underwriter(s) and allocated first to the Company and then, if available, to the Selling Holders on a pro rata basis according to the size of each Selling Holder's selling interest as set forth in the completed Selling Packages for such Offering, provided, however, that in no event shall such reduction result in the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in such Offering being less than 10% of the aggregate number of securities proposed to be sold in such Offering. The Company shall promptly cause the return to each Selling Holder of any share certificates for Registrable Securities that were excluded from any Offering as a result of this
Section 3.04(e).

            (f) Deferral. Notwithstanding any other provision of this Article III, in connection with any Offering, if the Company shall furnish to Selling Holders a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board or the Chief Executive Officer it would be (because of the existence of, or in anticipation of, any acquisition or financing activity, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of significance to the Company) significantly disadvantageous (a "Disadvantageous Condition") to the Company and its shareholders for any Registration Statement and/or Hong Kong Filing to be maintained effective, to be filed and become effective, or to be made (as the case may be), the Company shall be entitled to cause such Registration Statement and/or Hong Kong Filing to be withdrawn and the effectiveness of such Registration Statement and/or Hong Kong Filing to be terminated, or, in the event no Registration Statement or Hong Kong Filing has yet been filed or made (as the case may be), shall be entitled not to file any such Registration Statement and/or make any such Hong Kong Filing, until in the good faith judgment of the Board or the Chief Executive Officer such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Selling Holders). Upon receipt of any such notice of a Disadvantageous Condition, any Selling Holder shall forthwith discontinue use of the Prospectus contained in any such Registration Statement and/or any other documents filed or prepared in relation to any Hong Kong Filing ("Hong Kong Relevant Documents") and, if so directed by the Company, any such Selling Holder shall deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus or any Hong Kong Relevant Documents then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no Registration Statement and/or Hong Kong Filing has yet been filed or made, all drafts of the Prospectus or any Hong Kong Relevant Documents covering such Registrable Securities. To the extent that any Disadvantageous Condition arises out of circumstances within the Company's control, the Company shall use its reasonable commercial efforts to complete any such acquisition or financing activity or otherwise remove such Disadvantageous Condition as promptly as reasonably practical; provided that such action shall not impair the Company's ability to resolve such Disadvantageous Condition on a basis advantageous to the Company. Upon termination of such Disadvantageous Condition, the Company shall use its reasonable commercial efforts to file or make such Registration Statement and/or Hong Kong Filing as promptly as practicable. The

Company shall have the right to defer any filing pursuant to this Section 3.04(f) for a period of not more than one hundred and eighty (180) days; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

            (g) Limit on Number of Registrable Securities Permitted to be Sold. Notwithstanding any other provision of this Agreement, no Holder shall be permitted to sell in any Offering a number of Registrable Securities in excess of the number of Released Registrable Securities such Holder has accumulated and is permitted to transfer pursuant to Section 4.01. For the avoidance of doubt, Registrable Securities sold or transferred pursuant to Permitted Sales/Transfers under Article IV shall be included for purposes of determining the number of Released Registrable Securities that can be sold in any Offering.

            (h) Expenses. As between the Company and the Selling Holders, all Registration Expenses incurred in connection with the sale of any Registrable Securities in any Offering shall be borne by the Company (which will negotiate with the Managing Underwriter(s) to provide for such expenses to be paid by the Managing Underwriter(s)), provided, however, that each Selling Holder participating in an Offering shall bear such Selling Holder's proportionate share (based on the total number of Shares sold in such Offering for the account of Selling Holders) of (i) all discounts, commissions or other amounts payable to underwriters or brokers, if any, in connection with such Offering, (ii) any fees and expenses payable to the depositary agent if any Registrable Securities to be sold by such Selling Holder are in the form of ADSs, (iii) any fees and expenses of consultants and advisors engaged by the Selling Holders (other than reasonable fees and disbursements of a single counsel for all of the Selling Holders), and (iv) if applicable, all stamp duties, transaction levies, remittance or wire transfer charges or other trading fees. All Registration Expenses incurred in connection with the sale of any securities in any Offering on behalf of the Company shall be borne by the Company and the Managing Underwriters as shall be further agreed to between them.

            (i) Right to Participate in Future Offerings. If any Registrable Securities of a Holder are not included in any Offering, whether by choice of the Holder or as a result of exclusion pursuant to Section 3.04(e), such Holder shall nevertheless continue to have the right to include such Registrable Securities in any subsequent Offering, all upon the terms and conditions set forth herein.

            (j) Confidentiality. Each Holder agrees to keep confidential and not publicly disclose to any Person, without the Company's prior written consent, the Company's intention to effect any Offering pursuant to this Article III, any information relating to any Registration Statement and/or Hong Kong Filing filed or to be filed, or any information contained in any certificate relating to a Disadvantageous Condition, until such time as two days after the Company's intention to effect or withdraw such Offering has been publicly disclosed by the Company or two days after the date when such Holder receives notice from the Company that such Disadvantageous Condition no longer exists, as applicable.

            (k) No Guarantee. The Company does not guarantee or provide any assurance that the Selling Holders will be able to sell any of their Registrable Securities pursuant to any Offering nor if sold at what price the Registrable Securities may be sold.

            (l) Registration Rights of Other Persons. The Company may from time to time grant to any Person other than the Holders the right to request a registration of securities of the Company under the Securities Act, the right to be included as a selling shareholder in connection with any registration of Registrable Securities, or similar rights with respect to a Hong Kong Offering; provided, however, that the granting of any such rights shall not conflict with or otherwise alter any rights granted to Holders under this Article III and, in all cases, the rights of the Holders to include Registrable Securities in any Public Offering shall be given priority over any registration rights granted to other Persons as permitted by this Section 3.04(l).

            (m) Alternative Transactions. Nothing in this Article III shall prevent the Company from engaging in alternative transactions, including, without limitation, other capital raising transactions or repurchases of its securities, whether with any Holder or any other Person.

            SECTION 3.05 Offering Procedures.

            In connection with any Registration Statement or Hong Kong Filing which discloses a Selling Holder or pursuant to which a Selling Holder proposes to sell Registrable Securities or which facilitates the sale of Registrable Securities by a Selling Holder, the following provisions shall apply:

            (a) The Company shall furnish or make available to each of the Selling Holders, not less than seventy-two (72) hours prior to the filing with the Commission or making an appropriate application to the SEHK, a copy of such pages of the Registration Statement or Hong Kong Relevant Documents that name or describe such Selling Holder in the form to be filed with the Commission or the SEHK, and shall furnish or make available to each of the Selling Holders, not less than 24 hours prior to the filing thereof with the Commission or the SEHK, copies of each amendment to such disclosure, and shall use its reasonable commercial efforts to reflect in each such document, at the Effective Time or when so filed with the Commission or the SEHK, as the case may be, such comments as such Selling Holder and its counsel reasonably may propose.

            (b) The Company shall promptly take such action as may be necessary so that (i) each of (A) the Registration Statement, (B) the Prospectus forming part thereof, (C) any Hong Kong Relevant Documents, (D) any amendment or supplement thereto, and (E) each report or other document incorporated therein by reference in each case, complies in all material respects with the Securities Act, the Exchange Act, the Hong Kong Regulations, and the respective rules and regulations thereunder, as applicable, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iii) any Hong Kong Relevant Document and any amendment thereto does not, when it is filed with the SEHK or other regulatory or other body for the purpose of the Hong Kong Offering, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) The Company shall promptly advise each of the Selling Holders, and shall confirm such advice in writing:

                (i) when the Registration Statement, any Hong Kong Relevant Documents and any amendment thereto has been filed with the Commission or the SEHK, and when the Registration Statement or any post-effective amendment thereto has become effective;

                (ii) of any request by the Commission or the SEHK for amendments or supplements to the Registration Statement, the Prospectus included therein, any Hong Kong Relevant Documents, or for additional information;

                (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by the Commission or the SEHK in relation to the Registration Statement or any Hong Kong Filing; and

                (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement or the Hong Kong Filing for sale in any jurisdiction or the initiation of any proceeding for such purpose.

            (d) The Company shall use its reasonable commercial efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

            (e) The Company shall, promptly after the Effective Time, deliver to each of the Selling Holders, without charge, one copy of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto; and the Company consents to the use of the Prospectus and any amendment or supplement thereto by the Selling Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto.

            (f) The Company shall, promptly after the registration thereof with the Companies Registry of Hong Kong, deliver to each of the Selling Holders, without charge, one copy of the prospectus relating to any Hong Kong Offering and any amendment or supplement thereto.

            (g) Prior to any offering of Registrable Securities pursuant to the Registration Statement and/or the prospectus relating to any Hong Kong Offering, the Company shall (i) register or qualify or cooperate with the Selling Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States, Hong Kong and/or other applicable jurisdictions as the Selling Holders may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable the Selling Holders or the Managing Underwriter(s), if any, to complete their distribution of Registrable Securities pursuant to the Registration Statement and/or the prospectus relating to the Hong Kong Offering, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (x) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3.05(g) or (y) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

            (h) The Company shall use its reasonable commercial efforts to cause all Registrable Securities covered by the Registration Statement or any Hong Kong Filing to be registered with or approved by such other foreign, federal or state governmental agencies or authorities as may reasonably be necessary in the opinion of the Company to enable Selling Holders to consummate the disposition of such Registrable Securities.

            (i) Unless any Registrable Securities shall be in book-entry only form the Company shall cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities, or ADSs representing Registrable Securities, to be sold pursuant to any Offering, which certificates, if so required by any securities exchange upon which any Registrable Securities, or ADSs representing Registrable Securities, are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as the Selling Holders may request in connection with the sale of Registrable Securities, or ADSs representing Registrable Securities, pursuant to such Offering.

            (j) The Company shall promptly:

                (i) advise each of the Selling Holders, and shall confirm such advice in writing of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein or any Hong Kong Relevant Documents so that, as of such date, such Registration Statement, Prospectus or Hong Kong Relevant Documents do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to the Selling Holder to suspend the use of the Prospectus or any such Hong Kong Relevant Documents until the requisite changes have been made); and

                (ii) upon the occurrence of any fact or event contemplated by the above paragraph, prepare a post-effective amendment or supplement to the Registration Statement, Prospectus or Hong Kong Relevant Documents, or any document incorporated therein by reference, or file any other required document so that, as thereafter filed or delivered to purchasers of the Registrable Securities included therein, the Prospectus or any Hong Kong Relevant Documents shall not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Selling Holders of the occurrence of any event contemplated by the above paragraph, such Selling Holders agree, as a consequence of the inclusion of any of its Registrable Securities in the Registration Statement, to suspend the use of the Prospectus or any such Hong Kong Relevant Documents until the requisite changes thereto have been made.

            (k) In the event of any underwritten Offering, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement, post-effective amendment to the Registration Statement, or amendment to the Hong Kong Filing such information as the Managing Underwriter(s) reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement, post-effective amendment, or amendment to the Hong Kong Filing as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement, post-effective amendment, or amendment to the Hong Kong Filing.

            (l) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten Offering conducted pursuant to Article III hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities and any ADSs representing Registrable Securities.

            (m) The Company shall:

                (i) (A) make reasonably available for inspection by one counsel for all of the Selling Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company's officers, directors and employees to supply all information reasonably requested by such counsel for the Selling Holders in connection with the Offering, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by the Selling Holders, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality;

                (ii) in connection with any underwritten Offering conducted pursuant to Article III hereof, make such representations and warranties to the Selling Holders and to the Managing Underwriter(s), in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of equity and convertible debt securities;

                (iii) in connection with any underwritten Offering conducted pursuant to Article III hereof, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriter(s)), covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by such underwriters;

                (iv) in connection with any underwritten Offering conducted pursuant to Article III hereof, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement or prepared for any Hong Kong Filing), addressed to the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                (v) in connection with any underwritten Offering conducted pursuant to Article III hereof, deliver such documents and certificates as may be reasonably requested by the Managing Underwriter(s), if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

            (n) The Company shall take all necessary actions such that the Selling Holders can sell any Registrable Securities in ADS form, including, without limitation, providing for the timely issuance of such ADSs by the depositary, listing such additional ADSs on the NYSE, provided, however, that, in accordance with Section 3.04(h), each Selling Holder shall pay its pro rata proportionate share (based on the total number of Shares sold in any Offering other than for the account of the Company) of any fees and expenses of the depositary in connection with such sale.

            (o) The Company shall take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by any Offering contemplated hereby.

            (p) The Selling Holder or Selling Holders of Registrable Securities included in any Offering shall furnish to the Company such information regarding such Selling Holder or Selling Holders, the Registrable Securities held by them and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance required pursuant to this Article III.

                                   ARTICLE IV

                            PERMITTED SALES/TRANSFERS

            SECTION 4.01 Permitted Sales/Transfers.

            THIS SECTION 4.01 SHALL NOT APPLY TO SMALL ORIGINAL SHAREHOLDERS OR THEIR PERMITTED TRANSFEREES. Commencing on the date of expiration of the IPO Lock-Up Period and at the beginning of every 180 day period thereafter until the termination of this Agreement, each Holder that is not a Small Original Shareholder shall be permitted to Transfer up to 15% of the Registrable Securities that it holds immediately prior to the completion of the IPO (the "Released Registrable Securities"), subject to the following conditions:

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


            (a) Such Released Registrable Securities may be transferred by such Holder either (i) pursuant to an Offering in accordance with Article III and/or
(ii) at any time without the consent of the Company over the open market or privately to a third party (a "Permitted Sale/Transfer");

            (b) All Transfers of Released Registrable Securities, whether pursuant to an Offering and/or a Permitted Sale/Transfer, shall be included for the purposes of calculating the 15% threshold of Released Registrable Securities that may be transferred during any 180 day period pursuant to this Section 4.01;

            (c) The 15% threshold is cumulative, such that if such Holder did not transfer (whether pursuant to an Offering and/or a Permitted Sale/Transfer) all of the Released Registrable Securities that it is permitted to transfer during a 180 day period, all such unsold/untransferred Released Registrable Securities shall accumulate and may be transferred at any time in the future (whether pursuant to an Offering and/or a Permitted Sale/Transfer), together with all other accumulated Released Registrable Securities;

            (d) Any transferee pursuant to a Permitted Sale/Transfer shall not be subject to the terms and provisions of this Agreement with respect to the Released Registrable Securities that were the subject of such Permitted Sale/Transfer;

            (e) No Permitted Sales/Transfers shall be permitted during any post-Offering lock-up period imposed by Section 2.04(b) herein; and

            (f) All Permitted Sales/Transfers shall be conducted in accordance with applicable securities laws.

                                   ARTICLE V

                        INDEMNIFICATION AND CONTRIBUTION

            SECTION 5.01 Indemnification by the Company.

            Upon the registration of any Registrable Securities under the Securities Act or the offering of any Registrable Securities pursuant to a Hong Kong Offering pursuant to Article III hereof, the Company shall indemnify and hold harmless the Selling Holders and each Person who controls any of the Selling Holders within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (each such Person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Hong Kong Regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (a) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, any Prospectus contained therein or furnished by the Company to any Indemnified Person, any Hong Kong Relevant Documents furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, (b) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(c) the failure of the Company to comply with applicable law or the breach by the Company of this Agreement, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, Hong Kong Relevant Documents, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

            SECTION 5.02 Indemnification by the Selling Holders and any Agents and Underwriters.

            Each of the Selling Holders agrees, as a consequence of the inclusion of any of its Registrable Securities in such Registration Statement, Prospectus or Hong Kong Offering, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or such other Persons may become subject under the Securities Act, the Hong Kong Regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (a) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, any Prospectus contained therein, any Hong Kong Relevant Documents, or any amendment or supplement thereto, (b) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the failure of the Selling Holder to comply with applicable law or the breach by the Selling Holder of this Agreement, and the Selling Holder hereby agrees to reimburse the Company and such other Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Holder shall only be liable to the Company or such other Persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, Hong Kong Relevant Documents, or amendment or supplement thereto, was made in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use therein.

            SECTION 5.03 Notices of Claims, etc.

            Promptly after receipt by an indemnified party under Section 5.01 or
5.02 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Article V, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise under this Article V. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Article V for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            SECTION 5.04 Contribution.

            If the indemnification provided for in this Article V is unavailable to or insufficient to hold harmless an indemnified party under Section 5.01 or
5.02 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation (even if the Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.04. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and any underwriters, selling agents or other securities professionals in this Section 5.04 to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

            SECTION 5.05 Limitations.

            Notwithstanding any other provision of this Article V, in no event shall any of the Selling Holders be required to undertake liability to any Person under this Article V for any amounts in excess of the dollar amount of the proceeds to be received by such Selling Holder from the sale of its Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Offering.

            SECTION 5.06 Obligations and Remedies Not Exclusive.

            The obligations of the Company under this Article V shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Article V shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Article V are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.01 Effectiveness of Agreement.

            This Agreement shall be deemed to take effect automatically upon the effectiveness of the registration statement relating to the IPO (no. 333-112720) as filed with the Commission and as amended from time to time, provided, however, that this Agreement shall automatically terminate and be deemed to have no force or effect if the IPO is not completed by April 30, 2004.

            SECTION 6.02 Termination.

            This Agreement shall terminate on the earlier of (i) three years after the expiration of the IPO Lock-Up Period, and (ii) the date on which the Large Original Shareholders collectively beneficially own less than 10% of the then outstanding Fully Diluted Shares.

            SECTION 6.03 Amendments and Waivers.

            Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders who hold more than two-thirds of the Registrable Securities subject to this Agreement at such time of waiver or amendment. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities at the time outstanding, each future Holder of all such Registrable Securities and the Company.

            SECTION 6.04 Information.

            The Company agrees to use its reasonable commercial efforts to:

            (a) make and keep public information available pursuant to Rule 144(c)(2) under the Securities Act;

            (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (as long as it remains subject to such reporting requirements); and

            (c) file with the SEHK in a timely manner all reports and other documents required of the Company under the Hong Kong Regulations (as long as it remains subject to such reporting requirements).

            SECTION 6.05 Notices.

            All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier, by confirmation report showing addressee fax number and time of transmission, to the person at the address set forth below, or such address as may be designated in writing hereafter, in the same manner, by such person or by any Holder:

            (a) if to the Company, addressed as follows:

                     18 Zhang Jiang Road, Pudong New Area
                     Shanghai 201203, People's Republic of China
                     Attention:  Jenny Wang
                     Telephone:  86-21-5080-2000
                     Telecopier: 86-21-5080-3070

            (b) if to a Holder, at the address such Holder shall have furnished to the Company in writing.

            SECTION 6.06 Benefit; Successors and Assigns.

            Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement shall not inure to the benefit of any Permitted Transferee unless such Permitted Transferee shall have complied with the terms of Section 2.07. No Holder may or shall assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Section 2.07 in all respects. No Holder may or shall assign any of its rights hereunder to any Person purchasing Shares therefrom in a Public Offering. Other than as set forth in Section 2.02(b), nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

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

            SECTION 6.07 Representations.

            Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 6.08 Certain Remedies.

            Without intending to limit the remedies available to any of the parties hereto, each of the parties hereto agrees that damages at law shall be an insufficient remedy in the event such party violates the terms hereof and each of the parties hereto further agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such party's agreements set forth herein.

            SECTION 6.09 Counterparts.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures by electronic transmission shall have the same effect as original signatures.

            SECTION 6.10 Headings.

            The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            SECTION 6.11 Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

            SECTION 6.12 Submission to Jurisdiction; Agent for Service of
Process.

            Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New York ("New York Court"), (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Hong Kong or the People's Republic of China. The Company has appointed CT Corporation at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Shareholders, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until the Board appoints another entity to act as the Authorized Agent of the Company. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

            SECTION 6.13 Severability.

            In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            SECTION 6.14 Entire Agreement.

            This Agreement constitutes the entire agreement among the Shareholders relative to the subject matter of this Agreement, and supercedes in its entirety the Prior Agreement, which shall be of no further force and effect.

            SECTION 6.15 Survival.

            The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Holder, any of its director, officer or partner, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the Transfer and registration of the Registrable Securities of the Holders.

            SECTION 6.16 Language.

            This Agreement is in the English language, which language shall be controlling in all respects.

            SECTION 6.17 Aggregation of Shares.

            All Registrable Securities held by a Holder shall be aggregated with all Registrable Securities held by such Holder's Affiliates for the purpose of determining the availability of any rights or obligations of such Holder under this Agreement.

            SECTION 6.18 UAIG.

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


            (a) Each of United Asia Investments Group Ltd. and United Asia Investments Group Enterprise Corp. (together, "UAIG") agree that until the time of the UAIG Dissolution (as defined below) they shall be entitled to the rights and subject to the obligations of a Small Original Shareholder hereunder.

            (b) Notwithstanding Section 2.02, UAIG agrees that during the term of the IPO Lock-Up Period it shall not Transfer its Registrable Securities, whether by liquidation, dissolution, winding up or otherwise, to any of its investors or to any third party.

            (c) Following expiration of the IPO Lock-Up Period, UAIG shall as promptly as practicable Transfer its Registrable Securities to its investors in accordance with its constituent documents and thereafter dissolve, liquidate or wind up its affairs in accordance with applicable law (the "UAIG Dissolution"), provided, however, that no UAIG investor shall be transferred any Registrable Securities until such investor has agreed that upon such Transfer it shall be deemed a Small Original Shareholder for purposes of this Agreement with respect to the Registrable Securities it received from UAIG and shall thereafter be entitled to the rights and subject to the obligations of a Small Original Shareholder hereunder.

            SECTION 6.19 Actions by the Company.

            Except as otherwise specifically set forth herein, it is expressly understood that any actions or decisions to be taken by the Company pursuant to this Agreement shall only be taken upon approval by the Board or a duly appointed committee thereof.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                                SEMICONDUCTOR MANUFACTURING
                                INTERNATIONAL CORPORATION

                                By:______________________________________
                                   Name:
                                   Title:

                                 RICHARD R. CHANG

                                By:
                                   -------------------------------------
                                   Name: Richard R. Chang

                                SIGNING ORIGINAL SHAREHOLDER

                                Name of Signing Original Shareholder:

                                By:______________________________________
                                   Name:
                                   Title:

                                    EXHIBIT A

                          List of Original Shareholders
                        (Parties to the Prior Agreement)


Name

                                    EXHIBIT B

                       List of Large Original Shareholders
      (Original Shareholders and Richard Chang, each of whom is
        subject to all of the provisions in the 6th Amended and Restated
                         Registration Rights Agreement)



      Name

                                    EXHIBIT C

                       List of Small Original Shareholders
(Original Shareholders who are subject to all provisions in the 6th Amended and Restated Registration Rights Agreement other than Sections 2.03, 2.04(b), 2.09, 3.01, 3.02 and 4.01)

Name